EXHIBIT 5.1

                      OPINION OF HUGHES HUBBARD & REED LLP



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Hughes Hubbard & Reed LLP                         One Battery Park Plaza
                                                  New York, New York  10004-1482
                                                  Telephone:  212-837-6000
                                                  Facsimile:  212-422-4726





                                 August 28, 1997



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas 77019

                     Re:  Continental Airlines, Inc.
                          Registration Statement on Form S-3
                          ----------------------------------

Ladies and Gentlemen:

         We have acted as your counsel in connection with the above-referenced Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to pass through certificates (the "Pass Through Certificates") expected to be issued by one or more trusts to be formed by Continental Airlines, Inc. (the "Company"). Such trusts are expected to acquire certain equipment notes relating to aircraft to be leased or owned by the Company. The Pass Though Certificates are expected to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $1,850,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

         The Pass Through Certificates (the "Certificates") will be issued in one or more series under separate Pass Through Trust Agreements entered into between the Company and Wilmington Trust Company, the trustee thereunder (each, a "Pass Through Trust Agreement"), the form of which has been filed as an exhibit to the Registration Statement, and one or more supplements (each, a "Trust Supplement") relating to each such series.


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         We have examined the  Certificate  of  Incorporation  and Bylaws of the
Company and the form of the Pass Through Trust Agreement. In addition, we have examined, and have relied as to matter of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         Based upon and subject to the foregoing, we are of the opinion that, with respect to each series of Pass Through Certificates, when (i) the applicable provisions of the Act and such "Blue Sky" or state securities laws as may be applicable shall have been complied with, (ii) each Pass Through Trust Agreement shall have been duly authorized and validly executed and delivered by the Company to the trustee thereunder, (iii) the Trust Supplement relating to each such series has been duly authorized and validly executed and delivered by the Company to such trustee, (iv) the Board of Directors of the Company has taken all necessary corporate action to approve the terms of the offering of such series of Pass Through Certificates and related matters and (v) the Pass Through Certificates of such series have been duly executed, authenticated, issued and delivered in accordance with the provisions of the related Pass
Through Trust Agreement, the related Trust Supplement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein, such series of Pass Through Certificates will be legally issued and binding obligations of the Company.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and we further consent to the use of our name in the Registration Statement under the caption "Legal Opinions". In giving this

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consent,  we do not thereby  admit that we are in the category of persons  whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ HUGHES HUBBARD & REED LLP